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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
FelCor Suite Hotels, Inc.


We consent to the incorporation by reference in the registration statements of FelCor Suite Hotels, Inc. on Form S-3 (File Nos. 333-25717, 333-04947 and 333-3170) of our report dated June 2, 1997, on our audit of the combined financial statements of the DS Hotels as of December 31, 1996 and for the year then ended, which report is included in this Form 8-K. We also consent to the reference to our firm under the caption "Experts."



                                                        COOPERS & LYBRAND L.L.P.

Dallas, Texas
June 3, 1997